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S. W. HATFIELD, CPA
certified public accountants

Member:    American Institute of Certified Public Accountants
             SEC Practice Section
             Information Technology Section
           Texas Society of Certified Public Accountants

                                        December 20, 2000


U. S. Securities and Exchange Commission
450 Fifth Street, N. W.
Washington DC 20549

Gentlemen,

On December 19, 2000, this firm received and reviewed Item 4 - Changes in Registrant's Certifying Accountant of the Form 8-K to be filed by Qinnet.com, Inc. [sic] and/or its wholly-owned subsidiary, Internet Corporation of America (SEC File # 000-28659, CIK # 1100891) during December 2000.

We have no disagreements with the statements made within Item 4 of the referenced Form 8-K.

Yours truly,
S. W. Hatfield, CPA

/s/ Scott W. Hatfield

Scott W. Hatfield, CPA
   for the Firm

SWH/



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